UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2012

Yahoo! Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-28018	77-0398689
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 First Avenue Sunnyvale, California		94089
(Address of principal executive offices)		(Zip Code)

(408) 349-3300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

To compensate Ross B. Levinsohn for the additional duties and services he performed during the period he served as the Interim Chief Executive Officer and President of Yahoo! Inc. (the “Company”), on July 26, 2012, the Compensation and Leadership Development Committee of the Company’s Board of Directors (the “Compensation Committee”) approved an equity award to Mr. Levinsohn consisting of 67,000 restricted stock units and 250,000 stock options. The per share exercise price of the stock options was $15.80, the closing per share price of the Company’s common stock on July 26, 2012. The Compensation Committee also provided that, if Mr. Levinsohn’s employment was terminated by the Company without cause, these equity awards would fully vest. The Compensation Committee further approved 12 months of accelerated vesting of his past equity awards (rather than the six months accelerated vesting provided in his existing Severance Agreement) if he was terminated without cause prior to January 17, 2013.

On July 30, 2012, the Company announced that Mr. Levinsohn will leave the Company effective July 31, 2012. The Company and Mr. Levinsohn entered into a Separation Agreement dated July 30, 2012 (the Separation Agreement”). Under the Separation Agreement and subject to the terms and conditions set forth therein, the Company and Mr. Levinsohn have agreed to, among other items, the following:

•

Mr. Levinsohn will receive the severance benefits provided in his existing Severance Agreement with the Company, and his Company equity award agreements, for a termination by the Company without cause. These benefits generally consist of (1) a cash severance benefit equal to Mr. Levinsohn’s base salary for 12 months, his target annual bonus for 12 months, and a prorated portion of his target annual bonus for 2013, (2) payment of Mr. Levinsohn’s COBRA premiums for continuation of health benefits for up to 12 months, and (3) accelerated vesting on the termination date of the equity award granted to Mr. Levinsohn on July 26, 2012 and the portion of Mr. Levinsohn’s other outstanding stock options and restricted stock unit awards that were scheduled to vest within 12 months of the termination date.

•

With respect to certain restricted stock units granted to Mr. Levinsohn in November 2011 which provide for pro rata vesting on a termination without cause, Mr. Levinsohn will be credited with 12 additional months of employment for purposes of calculating the pro rata vesting of the award.

In accordance with the terms of Mr. Levinsohn’s stock options, including his July 26, 2012 grant, Mr. Levinsohn will have three months from his termination date to exercise his vested options.

The foregoing description of the Separation Agreement is qualified in its entirety by reference to the full text of the Separation Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Separation Agreement, dated July 30, 2012, between Yahoo! Inc. and Ross B. Levinsohn.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YAHOO! INC. (Registrant)

By:	/s/ Ronald S. Bell
Name: Ronald S. Bell
Title: Interim General Counsel and Secretary

Date: July 30, 2012

EXHIBIT INDEX

Exhibit Number	Description

10.1	Separation Agreement, dated July 30, 2012, between Yahoo! Inc. and Ross B. Levinsohn.